UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020

Gridiron BioNutrients, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55852

(Commission File Number)

36-4797193

(IRS Employer Identification No.)

6991 East Camelback Rd., STE D-300

Scottsdale, AZ 85251

(Address of principal executive offices)

(800) 570-0438

Registrant’s telephone number, including area code

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-looking Statements

Statements to this Current Report on Form 8-K may be forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to Applied Biosciences Corp. (the “Company”) or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as (i) the development and protection of our brands and other intellectual property, (ii) the need to raise capital to meet business requirements, (iii) significant fluctuations in marketing expenses, (iv) the ability to achieve and expand significant levels of revenues, or recognize net income, from the sale of our products and services, (v) the Company’s ability to conduct the business if there are changes in laws, regulations, or government policies related to cannabis, (vi) management’s ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, (vii) general industry and market conditions and growth rates, and general economic conditions, and (viii) other information that may be detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of Form 8-K.

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Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2020, Gridiron BioNutrients, Inc., a Nevada corporation (the “Company”) announced that it had entered into a Participation Agreement (the “Libertas Participation Agreement”), effective April 27, 2020, with Libertas Funding, LLC, a Connecticut Limited Liability Company (“Libertas”), pursuant to which Libertas offered and the Company accepted to participate with Future Receivables in Purchase Agreement(s) with qualifying merchants, specifically QSI Holding Company, a Delaware Corporation (“QSI”).  The Company’s participation buy-in amount was $200,000 with a participation purchase of $264,000 that is estimated to result in weekly payments to the Company for a minimum period of nine months or until the full participation purchase amount has been paid.

On April 27, 2020, the Company offered and sold to Cavalry Fund I LP that certain 22% Original Issue Discount self-amortizing convertible note that requires nine (9) equal installment payments in the amount of $28,846.15 beginning on June 15, 2020 (the “Cavalry Note”). The Cavalry Note has the principal sum of $259,615.15 with a purchase price of $202,500. The principal amount of $259,615.15 is to be paid back in full on February 15, 2021 (“Maturity Date”).  In the event the Company fails to make the $28,846.15 installment payment by the 15th day of each designated month and/or fails to cure any missed installment payment within five (5) calendars days following the due date, or the Company Defaults, the defaulted amount owed shall be 130% of the total outstanding balance owed by the Company.  The default interest rate for missing an installment payment shall be 18% and the conversion into common stock shall be at a price of $0.02 per common stock.

On April 29, 2020, under the Libertas Participation Agreement, the Company received 45,053 Warrants of QSI Holding Company, (“QSI Warrants”) to Purchase Common Stock priced $3.1336 for common stock par value $0.00001 expiring the 7th anniversary after the issue date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure with respect to the Cavalry Note in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

4.1	22% Original Issue Discount Self Amortizing Convertible Note Due February 15, 2021.
10.1	Libertas Participation Agreement, dated April 27, 2020, by and between the Gridiron BioNutrients, Inc. and Libertas Funding, LLC, a Connecticut Limited Liability Company.
10.2	QSI Holding Company, a Delaware Corporation Warrant to Purchase Stock, dated April 29, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIDIRON BIONUTRIENTS, INC.

Date: May 5, 2020	By:	/s/ Timothy Orr
	Name:	Timothy Orr
	Title:	President

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